UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      May 25, 2017

ANIXTER INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	94-1658138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File Number: 001-10212

2301 Patriot Blvd.
Glenview, Illinois 60026
(224) 521-8000
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2017 Stock Incentive Plan

On May 25, 2017, the stockholders of Anixter International Inc. (the “Company”) approved the 2017 Stock Incentive Plan (the “Plan”). The Board of Directors of the Company approved the Plan on February 23, 2017, subject to the approval of the stockholders.

The Plan provides for discretionary awards of stock options, stock, stock units and stock appreciation rights (“SARs”) to selected employees, non-employee directors and consultants.

The material terms of the Plan are as follows: The Plan is administered by the compensation committee of the Board of Directors (the “Committee”). The number of shares of common stock that may be issued under the Plan is 2,000,000. If any award granted under the Plan expires, terminates or is forfeited or canceled for any reason, the shares subject to the award will again be available for issuance. Any shares subject to an award that are delivered to the Company or withheld by the Company on behalf of a participant as payment for the award (including the exercise price of a stock option or SAR) or as payment for any withholding taxes due in connection with the award will not again be available for issuance.

Of the shares available for issuance: (i) the maximum number issuable as stock options or SARs to any employee in any calendar year is 400,000; (ii) the maximum number issuable as stock awards or stock unit awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code granted to any employee in any calendar year is 400,000; (iii) the maximum number issuable as incentive stock options is 2,000,000; and (iv) the fair market value of awards granted to non-employee directors in any calendar year, together with cash compensation paid to such non-employee director in such calendar year, shall not exceed $1,000,000.

The Committee can grant awards under the Plan until February 23, 2027. The Committee can provide that any award granted under the Plan shall be subject to the attainment of performance goals, including those that qualify the award as “performance-based compensation” as defined in Section 162(m) of the Internal Revenue Code.

The Plan is filed herewith as Exhibit 10.1. A more detailed summary of the terms of the Plan appears on pages 10 to 15 of the Company’s Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 20, 2017 (the “2017 Proxy Statement”).

On May 25, 2017, the Committee adopted for use under the Plan forms of (1) Performance Unit Grant Agreement, (2) Restricted Stock Unit Grant Agreement, (3) Stock Unit Grant Agreement (for Directors), and (4) Stock Option Agreement. The forms of agreements are attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5.

Appointment of President and Chief Operating Officer

On May 30, 2017, the Company announced that William A. Galvin, currently Executive Vice President - Network and Security Solutions, has been promoted to the position of President and Chief Operating Officer by its Board of Directors, effective July 1, 2017.

In connection with his promotion, Mr. Galvin’s annual salary will be increased to $600,000 and his target bonus opportunity will be increased to $500,000. It is expected at the effective date of his promotion he will receive a restricted stock unit and performance unit grant with a total value of $900,000.

For additional information, reference is made to the Company’s press release, dated May 30, 2017, which is included as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders was held on May 25, 2017. In connection with the meeting, proxies were solicited pursuant to the Securities Exchange Act of 1934. The following are the voting results on proposals considered and voted upon at the meeting, all of which were described in the Company’s 2017 Proxy Statement filed on April 20, 2017.

(1) The Directors of the Company were elected as follows:

	VOTES
	FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
Lord James Blyth	29,126,860	956,451	11,929	1,533,400
Frederic F. Brace	26,737,332	3,345,406	12,502	1,533,400
Linda Walker Bynoe	29,006,933	1,076,286	12,021	1,533,400
Robert J. Eck	29,903,588	179,540	12,112	1,533,400
Robert W. Grubbs	29,887,717	196,020	11,503	1,533,400
F. Philip Handy	29,110,473	972,546	12,221	1,533,400
Melvyn N. Klein	29,109,374	974,238	11,628	1,533,400
George Muñoz	29,662,129	421,063	12,048	1,533,400
Scott R. Peppet	30,011,760	71,273	12,207	1,533,400
Valarie L. Sheppard	29,811,369	274,599	9,272	1,533,400
Stuart M. Sloan	29,144,747	938,110	12,383	1,533,400
Samuel Zell	28,952,397	1,130,442	12,401	1,533,400

(2) An advisory proposal on the compensation of the Company’s named executive officers was approved by a vote of 29,227,241 shares “for” and 837,969 shares “against” with 30,030 shares abstaining. There were 1,533,400 broker non-votes.

(3) An advisory proposal on the frequency with which stockholders preferred to vote on the compensation of the Company’s named executive officers received 24,987,857 shares voted in favor of one year, 23,361 shares voted in favor of two years and 5,076,944 shares voted in favor of three years. There were 7,078 shares abstaining and 1,533,400 broker non-votes. The Company will hold another advisory vote on the compensation of its named executive officers next year in accordance with the frequency receiving the most votes.

(4) The Company’s 2017 Stock Incentive Plan was approved by a vote of 29,382,731 shares “for” and 682,492 shares “against” with 30,017 shares abstaining. There were 1,533,400 broker non-votes.

(5) The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year 2017 by a vote of 31,332,067 shares “for” and 292,785 shares “against” with 3,788 shares abstaining.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

	Exhibit No.	Description
	10.1	Anixter International Inc. 2017 Stock Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A filed on April 20, 2017).*
	10.2	Form of Anixter International Inc. 2017 Stock Incentive Plan Performance Unit Grant Agreement.*
	10.3	Form of Anixter International Inc. 2017 Stock Incentive Plan Restricted Stock Unit Grant Agreement.*
	10.4	Form of Anixter International Inc. 2017 Stock Incentive Plan Stock Unit Grant Agreement (for Directors).*
	10.5	Form of Anixter International Inc. 2017 Stock Incentive Plan Stock Option Agreement.*
	99.1	Press Release, dated May 30, 2017, issued by Anixter International Inc.

* Compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANIXTER INTERNATIONAL INC.

May 30, 2017	By: /s/ Theodore A. Dosch
Theodore A. Dosch
Executive Vice President - Finance
and Chief Financial Officer